UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025 (June 27, 2025)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2025, Nexstar Media Inc. (“Nexstar”), a wholly-owned subsidiary of Nexstar Media Group, Inc. (the “Company”), and Mission Broadcasting, Inc. (“Mission”), a variable interest entity of the Company, have successfully completed refinancings of their revolving credit facilities, Term Loan A and Term Loan B in full (the “Refinancings”). The new credit facilities include (1) a new Nexstar term loan A facility in an aggregate principal amount of $1,905 million (the “2025 Nexstar Term Loan A Facility”), (2) a new Nexstar term loan B facility in an aggregate principal amount of $1,300 million (the “2025 Nexstar Term Loan B Facility”), (3) a new Nexstar revolving credit facility in an aggregate principal amount of $750 million (the “2025 Nexstar Revolving Credit Facility” and together with the 2025 Nexstar Term Loan A Facility and 2025 Nexstar Term Loan B Facility, the “New Nexstar Facilities”) and (4) a new Mission revolving credit facility in an aggregate principal amount of $75 million (the “2025 Mission Revolving Credit Facility”) (collectively, the “New Facilities” and each, a “New Facility”).

Each of the 2025 Nexstar Term Loan A Facility, the 2025 Nexstar Revolving Credit Facility and the 2025 Mission Revolving Credit Facility has a five-year maturity, bears interest at the Secured Overnight Financing Rate (SOFR) for the applicable interest period plus 1.50% per annum (subject to a pricing grid) and priced with an upfront fee of 0.125% or 0.25% for rolled or new commitments. The Nexstar Term Loan B Facility has a seven-year maturity, bears interest at the SOFR for the applicable interest period plus 2.50% per annum and priced with an original issue discount of 1.00%.

The foregoing description is qualified in its entirety by reference to the text of the amended Nexstar credit agreement and the amended Mission credit agreement, as applicable, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On June 30, 2025, the Company issued a press release announcing the completion of the Refinancings. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report. The information included under this Item 7.01 and in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Concurrently with the closing of the New Nexstar Facilities, Nexstar borrowed $144 million under the 2025 Nexstar Revolving Credit Facility. Nexstar utilized the borrowings under each of the New Nexstar Facilities, together with cash on hand, to prepay all of its outstanding term A loan due June 2027 and term B loan due September 2026.

Concurrently with the closing of the 2025 Mission Revolving Credit Facility, Mission borrowed $62 million under such facility and used the proceeds to prepay all of Mission’s outstanding borrowings under its existing revolving credit facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Amendment No.7 dated as of June 27, 2025, to Credit Agreement, dated as of January 17, 2017, by and among Nexstar Media Inc. (f/k/a Nexstar Broadcasting, Inc.), Nexstar Media Group, Inc. Bank of America, N.A. and the several lenders party thereto.

10.2	Amendment No.8 dated as of June 27, 2025, to Credit Agreement, dated as of January 17, 2017, by and among Mission Broadcasting, Inc., Bank of America, N.A. and the several lenders party thereto.
99.1	Press Release issued on June 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

Date:	June 30, 2025	By:	/s/ Lee Ann Gliha
		Name:	Lee Ann Gliha
		Title:	Chief Financial Officer
(Principal Financial Officer)